UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2025
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BILL Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39149	83-2661725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, Suite 100 San Jose, California		95002
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 621-7700
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	BILL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..
On October 17, 2025, the Board of Directors (the “Board”) of BILL Holdings, Inc. (the “Company”) increased the size of the Board from 12 to 13 directors and appointed Peter A. Feld and Lee Kirkpatrick as Class II directors of the Company (collectively, the “Directors”), with each of their terms expiring at the 2027 annual meeting of the Company’s stockholders and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification, or removal.
Mr. Feld has been appointed to the Nominating and Corporate Governance Committee of the Board. Mr. Kirkpatrick has been appointed to the Audit Committee of the Board and, immediately following the 2025 annual meeting of the Company’s stockholders, will become the Chair of the Audit Committee.
Mr. Feld is a Managing Member, Portfolio Manager and Head of Research of Starboard Value LP since April 2011, with significant experience in corporate finance, corporate governance, and capital markets. Prior to founding Starboard in 2011, Mr. Feld was a Managing Director and Head of Research at Ramius LLC for funds that comprised the Value and Opportunity investment platform. Prior to joining Ramius in February 2005, Mr. Feld was an analyst in the Technology Investment Banking group at Banc of America Securities LLC. Mr. Feld currently serves on the Board of Qorvo, Inc., an American semiconductor company that designs, manufactures, and supplies radio-frequency systems for applications. Mr. Feld received a B.A. degree in Economics from Tufts University.
Mr. Kirkpatrick is a technology industry veteran, having served as Chief Financial Officer at Twilio from 2012-2018, where he led the company through its IPO and several strategic acquisitions to expand cloud and software offerings. Prior to that, he held senior executive roles at a number of companies, including SAY Media, VideoEgg, Kodak Imaging Network, Ofoto, iOwn and HyperParallel. Mr. Kirkpatrick has served as a director at multiple public and private companies, and currently serves as an independent board member at Spreedly and independent board member and Audit Chair at Updater. He holds a B.S. in Business Administration from the University of Southern California and an M.B.A. in Finance from Columbia University.
The Company previously reported the entry into a Cooperation Agreement, dated as of October 15, 2025, between the Company and Starboard Value LP, and filed as Exhibit 10.1 the Company’s Current Report on Form 8-K filed on October 16, 2025 (the “Cooperation Agreement”). As of the date hereof, other than the Cooperation Agreement, there is no arrangement or understanding between the Directors and any other person pursuant to which the Directors were selected. Neither of the Directors has any direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.
The Directors will enter into the Company’s form of Indemnification Agreement, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on November 15, 2019 (File No. 333-234730).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BILL HOLDINGS, INC.

Date:	October 20, 2025	By:	/s/ René Lacerte
René Lacerte Chairman and Chief Executive Officer